UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Linde plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

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INFORMATION REGARDING CHANGES TO THE ANNUAL GENERAL MEETING

OF SHAREHOLDERS TO BE HELD ON JULY 27, 2020

Due to the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health of all Linde plc stakeholders, Linde plc (the “Company”) is providing the notice below of changes to the location, time and format of its 2020 Annual General Meeting of Shareholders (the “Supplement”). This supplements the Company’s Notice of the 2020 Annual General Meeting of Shareholders and Proxy Statement dated April 28, 2020 (the “Notice and Proxy Statement”) furnished to the Company’s shareholders in connection with the 2020 Annual General Meeting of Shareholders (the “Annual General Meeting”) originally scheduled to occur on Monday, July 27, 2020 at 11:00 AM local time, at the Corinthia Hotel, Whitehall Place, Westminster, London SW1A 2BD, United Kingdom. The Company is filing this Supplement with the U.S. Securities and Exchange Commission, and thereby making it available to the Company’s shareholders, on July 6, 2020. The Notice and Proxy Statement, 2019 Form 10-K and Annual Report to Shareholders, and 2019 IFRS Annual Report to Shareholders remain available at www.proxyvote.com and https://investors.linde.com/annual-general-meeting-of-shareholders

ALL INFORMATION IN THE NOTICE AND PROXY STATEMENT CONTINUES TO APPLY EXCEPT AS AMENDED OR MODIFIED BY THIS SUPPLEMENT. SHAREHOLDERS SHOULD REVIEW THE NOTICE AND PROXY STATEMENT AND THIS SUPPLEMENT IN DECIDING HOW TO VOTE THEIR SHARES.

NOTICE OF CHANGE TO THE LOCATION AND TIME, AND THE ADDITION OF A

VIRTUAL MEETING FORMAT, FOR THE ANNUAL GENERAL MEETING

To the shareholders of Linde plc:

THE COMPANY HEREBY GIVES NOTICE of a change to the location and time of the Annual General Meeting and the addition of a virtual meeting format for the safety of shareholders. The Company will hold the Annual General Meeting on Monday, July 27, 2020 at 1:00 PM U.K time (8:00 AM Eastern Daylight Time in the U.S), as follows:

1.

Through a VIRTUAL meeting format that all shareholders are urged to participate in to support the health and well-being of the Company shareholders, employees, directors and others considering the COVID-19 pandemic; and

2.

Through an in-person meeting, as required by Irish law, at the Company’s principal offices located at The Priestley Centre, 10 Priestley Road, Surrey Research Park, Guildford, Surrey GU2 7XY United Kingdom. However, as discussed below, this in-person meeting will be subject to significant attendance restrictions given COVID-19 safety concerns and government regulations in effect in the U.K., and shareholders are therefore urged not to attend in person but instead to participate in the virtual meeting format.

The items of business for the Annual General Meeting are the same as set forth in the meeting notice previously made available to you.

HOW TO PARTICIPATE IN THE ANNUAL GENERAL MEETING

Eligible Shareholders

Only holders of record of Linde ordinary shares at the close of business on April 27, 2020 were entitled to notice of the Annual General Meeting or any adjournment or postponement thereof. Pursuant to section 1105(2) of the Irish Companies Act 2014, only holders of record of Linde ordinary shares at 1:00 p.m. U.K. time (8:00 AM Eastern Daylight Time in the U.S.) on July 25, 2020 will be entitled to attend, speak, ask questions and vote at the Annual General Meeting in respect of the number of shares registered in their name at that time.

Participation through the Virtual Annual General Meeting Format

Your participation in the virtual format of the Annual General Meeting is urged and how you access the virtual meeting depends on how you own your Linde shares as described below. Participants may access the Virtual Meeting Site beginning at 12:45 PM U.K. time (7:45 AM Eastern Daylight Time in the U.S.) to allow log-in prior to the start of the Annual General Meeting at 1:00 p.m. U.K. time (8:00 AM Eastern Daylight Time in the U.S.).

A.	Shareholders of Record and U.S.-Based Shareholder Accounts

You may own Linde shares of record (that is, directly in your own name or in the name of some entity but not through a brokerage or similar account) and if so, your shares are held in account at our stock transfer agent, Computershare. You may also own your Linde shares through a broker, bank or other institution in an account maintained in the U.S. If so, you must visit www.virtualshareholdermeeting.com/LIN2020 (the “Virtual Meeting Site”) to access the virtual Annual General Meeting format.

When the Linde Notice and Proxy Statement was originally provided to you, a 16-digit control number (“Control Number”) was also provided and appeared on the Notice of Internet Availability, the proxy card, or some other voting instruction form. You must enter this Control Number to attend the virtual Annual General Meeting, to vote or submit comments or questions on proposals, and exercise any other shareholder rights at the Annual General Meeting. However, if you have lost your Control Number, you may still enter as a “Guest” but you will not be able to vote during the Annual General Meeting or to submit questions or comments. See the instructions below for obtaining a new Control Number before the Annual General Meeting that will allow you full shareholder participation. If you have already voted by proxy before the Annual General Meeting, you are not required to vote again at the virtual meeting unless you want to change your vote since submitting the proxy up to the day of the Annual General Meeting.

B.	Shareholders with Accounts Outside of the U.S.

If you are not a shareholder of record or you do not own shares through some U.S.-based account, then you own your Linde shares through a broker, bank or other institution in an account maintained outside of the U.S., including through Clearstream in the European Union. If so, you can either:

1.

Fully participate in the virtual meeting by accessing the Internet service at the following website of ADEUS, Linde’s agent for non-U.S.-based accounts: https://hv.adeus.de/hvs/linde. This will allow you to listen to the Annual General Meeting, to vote during the meeting and to submit questions or comments in writing. However, to fully participate in the Annual General Meeting through this website, you must first request a Proxy Card which will include your access code (“Access Code”). Proxy Cards can be ordered through your custody bank and will be issued by ADEUS. For support, please contact the ADEUS telephone HOTLINE at +49(0)89 20 190 352 or by email at hv-service.linde@adeus.de If you do not obtain an Access Code or lose it, you may still enter the virtual meeting as a “Guest” but you will not be able to vote during the Annual General Meeting or to submit questions or comments. For support, please contact the ADEUS telephone HOTLINE at +49(0)89 20 190 352 or by email at hv-service.linde@adeus.de

2.

Visit the Virtual Meeting Site at www.virtualshareholdermeeting.com/LIN2020 to access the virtual Annual General Meeting format and enter as a “Guest.” This will allow you to listen to the Annual General Meeting, but you will not be able to vote during the Annual General Meeting or to submit questions or comments.

Participation in person in Guildford, U.K.

The Company will also conduct the Annual General Meeting in person at the Company’s Guildford, U.K. offices. However, the Annual General Meeting will be conducted primarily through the virtual meeting format, and no members of the Board of directors or senior management will be present in Guildford given the COVID-19 pandemic. This physical aspect of the Annual General Meeting is being conducted to meet Irish corporate law legal requirements, but given health and safety concerns, the Company urges shareholders not to attend in person and instead to participate by accessing the virtual format of the Annual General Meeting.

At this time, given the current COVID-19 U.K. government restrictions on the size and type of permissible meetings and the capacity of the Company’s Guildford office, we anticipate that the number of shareholders who can attend the meeting in person will be significantly restricted.

To attend the Annual General Meeting in person, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce valid photo ID. If your shares are held in an account with your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Linde shares, and/or we have reached the meeting attendance capacity, it is possible that you will not be admitted. We may also impose additional screening measures for the health and safety of all participants.

As circumstances relating to the COVID-19 pandemic develop, including any new or revised U.K. government restrictions, the Company may impose additional procedures or limitations on Annual General Meeting attendees beyond those described in the proxy statement and in this Supplement.

Shareholder Participation from Ireland

Shareholders may, by technological means, participate in the 2020 Annual General Meeting in Ireland in accordance with section 176 of the Irish Companies Act 2014 by attending the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at the time of the meeting. Participation at this location will be subject to equivalent measures to comply with current COVID-19 Irish government restrictions.

Whether or not shareholders plan to attend the Annual General Meeting virtually or in person, the Company urges shareholders to vote and submit their proxy in advance of the meeting, using the instructions in their proxy materials. Shareholders may continue to use the proxy card or voting instruction form previously distributed. A shareholder who has already submitted or submits a proxy before the Annual General Meeting need take no further action to have his or her shares voted as directed in the proxy at the Annual Meeting.

RULES OF CONDUCT

The Annual General Meeting and Question Period Rules of Conduct (the “Rules”) will be available on the Virtual Meeting Site and will also apply to the physical meeting in Guildford. The Rules will address such matters as the types of questions the Company will address during the Annual General Meeting and during the Question Period, how the Company will respond to such questions, and the guidelines for submitting questions.

TECHNICAL SUPPORT AND OBTAINING NEW CONTROL NUMBERS AND ACCESS CODES

Anyone who has technical difficulties accessing or using the Virtual Meeting Site during the Annual General Meeting should call the technical support number on the Virtual Meeting Site.

If you are a shareholder of record and would like to request a new Control Number, please call:

Toll Free: 844-916-0608

International: +480-565-2589

If you hold your shares in a broker, bank or other U.S.-based account, you must contact the broker, bank or other institution where you have your account to obtain a new Control Number.

If you hold your shares in a broker, bank or other account based outside of the U.S., please contact ADEUS, our agent, through the ADEUS telephone HOTLINE at +49(0)89 20 190 352 or by email at hv-service.linde@adeus.de to obtain an Access Code.

The Virtual Meeting Site is supported on browsers (e.g., Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong Wi-Fi or other internet connection.

By Order of the Board of Directors,

Prof. Dr. Wolfgang H. Reitzle,

Chairman of the Board

July 6, 2020